                                                                    EXHIBIT 99.1

                       COTT REPORTS THIRD QUARTER RESULTS
                       ----------------------------------

     o    SALES GROWTH OF 6.2%

     o    NORTH AMERICAN REALIGNMENT UNDERWAY

     o    $25.7 MILLION IN PRE-TAX CHARGES RECORDED

     o    LOSS PER SHARE OF $0.03 AFTER CHARGES OF $0.24 PER SHARE FOR UNUSUAL
          ITEMS

     o REVISED FULL-YEAR EPS GUIDANCE OF $0.32-$0.40 ASSUMING CHARGES FOR UNUSUAL ITEMS OF $0.30-$0.35

                        (ALL INFORMATION IN U.S. DOLLARS)

TORONTO - OCTOBER 20, 2005 - Cott Corporation (NYSE:COT; TSX:BCB), today announced results for the third quarter ended October 1, 2005. The Company's sales for the quarter grew by 6.2% to $469.9 million, with sales growth coming from the U.K./Europe, Canada and International business units. Excluding the impact of foreign exchange, sales were up 5.1% from year ago, or 1.1% when acquisitions are also excluded.

Asset impairment and restructuring charges of $25.7 million on a pre-tax basis (or $0.24 per diluted share after taxes) were recorded in the quarter, resulting in a net loss of $1.8 million or $0.03 per diluted share. This compared to net income of $22.1 million or $0.31 per share in last year's third quarter. The asset impairments of $23.7 million reflect adjustments of $20.0 million to the carrying value of customer relationships as well as the write-down of certain assets. Restructuring charges of $2.0 million for severance payments were recorded as part of the Company's previously announced North American realignment. Additional charges related to the realignment are expected through 2006 as Cott streamlines operations and rationalizes product offerings.

"Our top line benefited from the Macaw acquisition, as well as growth in our Canadian and International businesses," said John K. Sheppard, Cott's president and chief executive officer. "Our priority is to continue building stronger customer relationships, while at the same time taking aggressive actions that will help us to respond more quickly to changing business conditions and opportunities. Optimizing our supply chain, improving plant efficiencies and implementing pricing to offset cost increases are just a few of the initiatives we intend to take to enable the Company to compete more effectively as we move into 2006 and beyond."

THIRD QUARTER 2005

The Company's U.S. business unit reported a 1.6% decline in sales over the same period last year, down 2.7% excluding the impact of acquisitions. Sales in Canada increased 13.3%, up 3.5% excluding the impact of foreign exchange. The U.K./Europe business unit reported sales growth of 44.4%, up 46.1% excluding the impact of foreign exchange and up 18.5% excluding the impact of acquisitions and foreign exchange. International sales were up 18.7% to $18.4 million, of which sales in Mexico amounted to $12.4 million, up from $10.7 million in the prior year.

The Company's third quarter gross margin as a percentage of sales was 13.9% compared to 16% in the prior year. The decline resulted from lower volume in the U.S., packaging and raw material cost increases, higher fixed costs related to additional plants, and a product mix shift toward bottled water. Including asset impairment and restructuring charges, operating income in the quarter was $5.5 million.

During the quarter, Cott announced the acquisition of Macaw (Soft Drinks) Ltd. in the U.K. for $135.1 million including acquisition costs. Macaw was the largest privately-owned manufacturer of retailer brand carbonated soft drinks in the U.K. The acquisition adds six production lines, including production capability for the fast-growing aseptic beverage segment, to Cott's U.K. operations.

NINE MONTHS 2005

For the first three quarters of 2005, Cott's sales rose 6.4% to $1.4 billion, up 5.1% excluding the impact of foreign exchange, an increase of 2.6% when both foreign exchange and acquisitions are excluded. The U.S. business unit reported a 3.2% gain versus the same period last year, while the U.K./Europe sales were up 20.5% for nine months, up 9.5% excluding the impact of foreign exchange and acquisitions. In Canada, sales increased by 8.8%. When foreign exchange is excluded, Canadian sales were flat for the first nine months compared to the prior year. International sales were up 16.8% in the same period.

The Company's gross margin was 14.9% for the first nine months of the year compared to 17.8% for the same period in 2004. Operating income declined to $70.0 million for the period. Earnings per diluted share in the first nine months of this year were $0.44 compared to $0.93 last year. Year-to-date earnings include the impact of asset impairment and restructuring charges of $0.23 per diluted share.

2005 OUTLOOK

In light of the factors outlined in this press release, Cott now expects full-year earnings to be between $0.32 and $0.40 per diluted share, which assumes charges for unusual items of between $0.30 and $0.35 per diluted share in fiscal year 2005.

THIRD QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, Thursday, October 20 at approximately 3:30 PM ET to discuss third quarter financial results. For those who wish to listen to the presentation, there is a listen-only, dial-in telephone line, which can be accessed as follows:

North America: 800-796-7558
International: 416-640-1907

WEBCAST

To access Cott's third quarter conference call with analysts over the internet, please visit the Company's website at www.cott.com. Please log on 15 minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcast, a replay will be available at Cott's website following these events until November 3, 2005.

ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier. Our core markets are the United States, Canada and the United Kingdom.

NON-GAAP MEASURE

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets", a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies. A reconciliation of the Non-GAAP financial measures is attached and also available in the Investor Relations/Financial Reports section of Cott's website.

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company's ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS:

Media Relations
Kerry Morgan         Tel: (416) 203-5613

Investor Relations
Edmund O'Keeffe      Tel: (416) 203-5617

                                                                       EXHIBIT 1

COTT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS OF US DOLLARS EXCEPT PER SHARE AMOUNTS, US GAAP)
UNAUDITED

                                                        FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                    ---------------------------------   ---------------------------------
                                                    OCTOBER 1, 2005   OCTOBER 2, 2004   OCTOBER 1, 2005   OCTOBER 2, 2004
                                                    ---------------   ---------------   ---------------   ---------------
SALES                                                    $469.9            $442.4           $1,358.1         $1,277.0
Cost of sales                                             404.5             371.4            1,156.0          1,050.1
                                                         ------            ------           --------         --------

GROSS PROFIT                                               65.4              71.0              202.1            226.9

Selling, general and administrative expenses               34.2              33.3              106.6            106.1
Unusual items
   Restructuring                                            2.0                --                2.0               --
   Asset impairments                                       23.7              (0.2)              23.5             (0.7)
                                                         ------            ------           --------         --------

OPERATING INCOME                                            5.5              37.9               70.0            121.5

Other expense (income), net                                (0.4)               --               (0.6)             0.3
Interest expense, net                                       7.7               6.4               20.8             19.6
Minority interest                                           1.1               1.0                3.4              3.2
                                                         ------            ------           --------         --------

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY LOSS          (2.9)             30.5               46.4             98.4

Income taxes                                                1.1              (8.3)             (14.9)           (31.2)
Equity loss                                                  --              (0.1)                --             (0.3)
                                                         ------            ------           --------         --------

NET INCOME (LOSS)                                        $ (1.8)           $ 22.1           $   31.5         $   66.9
                                                         ======            ======           ========         ========

VOLUME - 8 OZ EQUIVALENT CASES                            329.3             302.0              927.6            900.7

NET INCOME (LOSS) PER COMMON SHARE
   Basic                                                 $(0.03)           $ 0.31           $   0.44         $   0.94
   Diluted                                               $(0.03)           $ 0.31           $   0.44         $   0.93

                                                                       EXHIBIT 2

COTT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                                                               FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                           ---------------------------------   ---------------------------------
                                                           OCTOBER 1, 2005   OCTOBER 2, 2004   OCTOBER 1, 2005   OCTOBER 2, 2004
                                                           ---------------   ---------------   ---------------   ---------------
OPERATING ACTIVITIES
   Net income (loss)                                           $  (1.8)          $ 22.1            $  31.5           $ 66.9
   Depreciation and amortization                                  18.3             14.7               51.0             44.7
   Amortization of financing fees                                  0.2              0.2                0.5              0.5
   Deferred income taxes                                            --              2.4                3.3              6.7
   Minority interest                                               1.1              1.0                3.4              3.2
   Equity loss                                                      --              0.1                 --              0.3
   Asset impairments                                              23.7               --               24.1               --
   Other non-cash items                                            0.3              0.2                0.4              0.8
   Net change in non-cash working capital                         13.9             17.5               (3.6)           (47.9)
                                                               -------           ------            -------           ------

   Cash provided by operating activities                          55.7             58.2              110.6             75.2
                                                               -------           ------            -------           ------
INVESTING ACTIVITIES

   Additions to property, plant and equipment                    (14.1)           (19.3)             (68.9)           (38.7)
   Acquisition of production capacity                               --             (3.8)                --             (3.8)
   Business acquisitions                                        (135.1)              --             (135.1)           (17.7)
   Proceeds from disposal of property, plant & equipment           0.2               --                2.2               --
   Other investing activities                                     (2.2)            (1.2)              (6.3)            (1.1)
                                                               -------           ------            -------           ------

   Cash used in investing activities                            (151.2)           (24.3)            (208.1)           (61.3)
                                                               -------           ------            -------           ------
FINANCING ACTIVITIES

   Payments of long-term debt                                     (0.3)            (0.7)              (0.7)            (3.2)
   Short-term borrowings                                          91.0            (22.9)              85.5            (16.5)
   Distributions to subsidiary minority shareowner                (2.0)            (2.1)              (3.9)            (4.3)
   Issue of common shares                                          1.1              2.9                3.5             12.8
   Financing costs                                                (1.2)              --               (3.8)              --
   Other financing activities                                     (0.1)            (0.1)              (0.3)            (0.3)
                                                               -------           ------            -------           ------

   Cash provided by (used in) financing activities                88.5            (22.9)              80.3            (11.5)
                                                               -------           ------            -------           ------

Effect of exchange rate changes on cash                           (0.1)             0.4               (0.6)             0.2
                                                               -------           ------            -------           ------

NET INCREASE (DECREASE) IN CASH                                   (7.1)            11.4              (17.8)             2.6

CASH, BEGINNING OF PERIOD                                         15.9              9.6               26.6             18.4
                                                               -------           ------            -------           ------

CASH, END OF PERIOD                                            $   8.8           $ 21.0            $   8.8           $ 21.0
                                                               =======           ======            =======           ======

                                                                       EXHIBIT 3

COTT CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN MILLIONS OF US DOLLARS, US GAAP)

                                              UNAUDITED
                                           OCTOBER 1, 2005   JANUARY 1, 2005
                                           ---------------   ---------------
ASSETS

CURRENT ASSETS
Cash                                           $    8.8          $   26.6
Accounts receivable                               222.1             184.3
Inventories                                       140.2             122.8
Prepaid and other expenses                         13.2               9.7
                                               --------          --------

                                                  384.3             343.4

PROPERTY, PLANT AND EQUIPMENT                     401.2             313.7
GOODWILL                                          157.7              88.8
INTANGIBLES AND OTHER ASSETS                      264.7             276.1
                                               --------          --------

                                               $1,207.9          $1,022.0
                                               ========          ========

LIABILITIES AND SHAREOWNERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings                          $  154.5          $   71.4
Current maturities of long-term debt                0.8               0.8
Accounts payable and accrued liabilities          201.2             145.2
                                               --------          --------

                                                  356.5             217.4

LONG-TERM DEBT                                    272.4             272.5
DEFERRED INCOME TAXES                              65.0              51.0
                                               --------          --------

                                                  693.9             540.9

MINORITY INTEREST                                  23.3              23.8

SHAREOWNERS' EQUITY
Capital stock                                     291.4             287.0
Retained earnings                                 193.1             161.6
Accumulated other comprehensive income              6.2               8.7
                                               --------          --------

                                                  490.7             457.3
                                               --------          --------

                                               $1,207.9          $1,022.0
                                               ========          ========

                                                                       EXHIBIT 4

COTT CORPORATION
SEGMENT INFORMATION
(IN MILLIONS OF US DOLLARS, US GAAP)
UNAUDITED

                              FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                          ---------------------------------   ---------------------------------
                          OCTOBER 1, 2005   OCTOBER 2, 2004   OCTOBER 1, 2005   OCTOBER 2, 2004
                          ---------------   ---------------   ---------------   ---------------
SALES
   USA                         $320.2           $325.3           $  968.9          $  938.8
   Canada                        56.4             49.8              157.2             144.5
   UK & Europe                   73.8             51.1              175.3             145.5
   International                 18.4             15.5               54.1              46.3
   Corporate                      1.1              0.7                2.6               1.9
                               ------           ------           --------          --------

                               $469.9           $442.4           $1,358.1          $1,277.0
                               ======           ======           ========          ========

OPERATING INCOME (LOSS)
   USA                         $  1.5           $ 29.8           $   56.5          $  100.8
   Canada                        (0.4)             2.9                5.5               9.6
   UK & Europe                    4.5              4.4                9.7               9.8
   International                  2.4              1.9                7.5               8.4
   Corporate                     (2.5)            (1.1)              (9.2)             (7.1)
                               ------           ------           --------          --------

                               $  5.5           $ 37.9           $   70.0          $  121.5
                               ======           ======           ========          ========

                                                                       EXHIBIT 5

COTT CORPORATION
SUPPLEMENTARY INFORMATION - NON GAAP MEASURES
(IN MILLIONS OF US DOLLARS)
UNAUDITED

                                         FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                     ---------------------------------   ---------------------------------
                                     OCTOBER 1, 2005   OCTOBER 2, 2004   OCTOBER 1, 2005   OCTOBER 2, 2004
                                     ---------------   ---------------   ---------------   ---------------
NET INCOME (LOSS)                         $(1.8)            $22.1             $ 31.5            $ 66.9

   Depreciation and amortization           18.3              14.7               51.0              44.7
   Interest expense, net                    7.7               6.4               20.8              19.6
   Income taxes                            (1.1)              8.3               14.9              31.2
                                          -----             -----             ------            ------

EBITDA                                    $23.1             $51.5             $118.2            $162.4
                                          =====             =====             ======            ======

NON-GAAP MEASURE

EBITDA is defined as net income before interest, income taxes, depreciation and amortization. Cott uses operating income as its primary measure of performance and cash flow from operations as its primary measure of liquidity. Nevertheless, Cott presents EBITDA in its filings for several reasons. Cott uses multiples of EBITDA and discounted cash flows in determining the value of its operations. In addition, Cott uses "cash return on assets," a financial measure calculated by dividing Cott's annualized EBITDA by its aggregate operating assets, for the purposes of calculating performance-related bonus compensation for its management employees, because that measure reflects the ability of management to generate cash while preserving assets. Finally, Cott includes EBITDA in its filings because it believes that its current and potential investors use multiples of EBITDA to make investment decisions about Cott. Investors should not consider EBITDA an alternative to net income, nor to cash provided by operating activities, nor any other indicators of performance or liquidity which have been determined in accordance with U.S. or Canadian GAAP. Cott's method of calculating EBITDA may differ from the methods used by other companies and, accordingly, Cott's EBITDA may not be comparable to similarly titled measures used by other companies.

SAFE HARBOR STATEMENTS

This document contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company's ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.